Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Reports Second Quarter Fiscal 2025 Financial Results and Provides Business Update

Vancouver, British Columbia – February 12, 2025. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company“), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today reports financial results for the second quarter of the fiscal year 2025 which ended December 31, 2024.

The Company’s full financial statements and related MD&A for the first quarter ended December 31, 2024, are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

Eric A. Adams, InMed’s Chief Executive Officer, commented, “We are pleased with the steady progress across both our pharmaceutical pipeline and commercial operations. The compelling data from INM-901’s preclinical study demonstrated a significant reduction in neuroinflammatory markers—a key contributor to Alzheimer’s disease progression. This positions INM-901 as an innovative approach targeting neuroinflammation, extending beyond traditional amyloid beta and tau-focused therapies. Additionally, the selection of an intravitreal formulation for INM-089 marks a critical milestone in advancing our dry AMD program, offering new possibilities for treatment delivery.”

Adams continued, "BayMedica continues to streamline its supply chain and reduce operational costs as it transitions to a profitable business unit, despite a challenging market landscape."

Business Update - Pharmaceutical Development Programs

INM-901: Targeting multiple biological pathways in Alzheimer’s disease (‘AD’)

INM-901 is a proprietary small molecule drug candidate with multiple mechanisms of action, currently in development as a potential treatment for AD. Recently the Company announced positive results from a long-term in vivo preclinical AD study. In the study, INM-901 demonstrated a reduction in several plasma and brain markers of neuroinflammation, a recognized contributor to AD development and progression. The ability of INM-901 to actively reduce inflammation is an exciting development, as neuroinflammation has emerged as a promising new drug target beyond existing AD treatments focused primarily on removing amyloid beta plaques and tau protein tangles.

The Company is evaluating additional parameters from this long-term in vivo study and is conducting further molecular analyses to better define the mechanisms of action and potential role of INM-901 in AD treatment. The analyses will focus on the following areas via mRNA, protein and histological measurements:

●	Receptor engagement levels: CB1/CB2 and PPAR;

●	Neuritogenesis: assess markers for neuronal differentiation and neuronal function; and

●	Neuroprotection: evaluating stress responses and cellular growth/survival.

The Company is expected to report on these aspects of the study in the coming weeks.

INM-089: Targeting the treatment of dry Age-related Macular Degeneration (“AMD”)

INM-089 is a proprietary small molecule drug candidate being studied in the treatment of dry AMD. Recently, the Company announced the selection of an intravitreal (‘IVT’) formulation for INM-089 as a drug candidate to be utilized in the Company’s ongoing development program targeting the treatment of dry AMD. INM-089 can be successfully delivered as an IVT formulation, offering several advantages for the continued development of this compound in the treatment of dry AMD.

Financial commentary:

For the three months ended December 31, 2024, the Company reported a net loss of $2.6 million, compared to a net loss of $1.5 million in the same period the previous year. The increase was primarily driven by higher expenses related to pharmaceutical research and development activities, as well as financing costs.

Pharmaceutical research and development and patent expenses were $1M for the three months ended December 31, 2024, compared with $0.6M for the three months ended December 31, 2023. The increase in research and development and patents expenses was due primarily to an increase in external contractors and patent fees offset by a decrease in compensation expenses.

General and administrative expenses were $1.6M for the three months ended December 31, 2024, compared with $1.4M for the three months ended December 31, 2023. The increase results primarily from a combination of changes including higher consulting fees, legal fees and personnel expenses. This was offset by a decrease in lower office and administrative expenses.

As of December 31, 2024, the Company’s cash, cash equivalents and short-term investments were $3.5M, which compares to $6.6M at June 30, 2024. The Company continues to closely monitor expenses while advancing its pharmaceutical pipeline candidates. Based on cash equivalents and short-term investments of $3.5 million as of December 31, 2024 and the receipt of $2.9M in gross proceeds from financing activities which took place in January 2025, the Company expects its cash will be sufficient to fund its planned operating expenses and capital expenditures through to the end of the second quarter of calendar year 2025, depending on the level and timing of BayMedica commercial revenues, as well as the level and timing of our operating expenses.

BayMedica's commercial business generated revenues of $1.1 million for the three months ended December 31, 2024, compared to $1.2 million for the same period last year, reflecting a 10% decrease. This decrease was primarily the result of negative pricing variance during the period. Despite the decrease in revenues, BayMedica achieved a net income of $0.23M, representing a 189% improvement over the same period last year. This growth was primarily driven by a reduction in inventory write-downs and lower operational expenses in the current period compared to the same period last year, highlighting BayMedica’s continued progression as a profitable business unit.

Corporate Governance Matters:

At the Company’s 2024 Annual General Meeting held on December 18, 2024 (the “2024 AGM”), the Company’s shareholders withheld the election of one nominee, Ms. Janet Grove, from being appointed as a member of the Company’s Board of Directors (the “Board”), in accordance with the Company’s Majority Voting Policy. As a result, Ms. Grove offered her resignation to the Board, and the Company’s Nominating & Governance Committee, in accordance with the Majority Voting Policy, considered her resignation and ultimately recommended to the Board to accept Ms. Grove’s resignation. On February 10, 2024, the Board elected to accept Ms. Grove’s resignation. The Board intends to initiate a search for an independent director to replace Ms. Grove as soon as reasonably practicable. In the interim, the Board will continue to operate with the remaining four directors, and each committee of the Board will be comprised of the three independent directors who were re-appointed for directorship at the 2024 AGM. The Board Chair, Mr. Andy Hull will assume the role of Chair of the Nominating & Governance Committee. Mr. Andy Hull commented, “On behalf of the Board and management of the Company, I would like to extend our sincere gratitude to Janet for her dedication and valuable stewardship over the past three years. We are grateful for her service and wish her continued success in all her future endeavors."

Table 1. CONDENSED CONSOLIDATED BALANCE SHEETS

Expressed in U.S. Dollars

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

Expressed in U.S. Dollars

	December 31,	June 30,
	2024	2024
	(unaudited)
	$	$
ASSETS
Current
Cash and cash equivalents	3,419,422	6,571,610
Short-term investments	40,787	43,064
Accounts receivable (less provision for credit losses of $nil and $66, 775 in December 31, 2024 and June 30, 2024, respectively)	262,569	352,838
Loan receivable	-	-
Inventories	1,103,356	1,244,324
Prepaids and other current assets	643,986	477,749
Total current assets	5,470,120	8,689,585

Non-Current
Property, equipment and ROU assets, net	1,230,961	1,249,999
Intangible assets, net	1,701,211	1,783,198
In-process research and development	-	-
Goodwill	-	-
Other assets	100,000	100,000
Total Assets	8,502,292	11,822,782

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,371,233	1,654,011
Short-term debt	-	-
Current portion of lease obligations	419,711	317,797
Deferred rent	-	-
Acquisition consideration payable	-	-
Total current liabilities	1,790,944	1,971,808

Non-current
Lease obligations, net of current portion	529,248	644,865
Derivative warrants liability	-	-
Long-term debt	-	-
Total Liabilities	2,320,192	2,616,673
Commitments and Contingencies (Note XX)

Shareholders’ Equity
Common Shares, no par value, unlimited authorized shares: 724,152 (June 30, 2024 - 445,948) issued and outstanding	84,537,194	82,784,400
Additional paid-in capital	34,844,988	35,368,899
Accumulated deficit	(113,328,651)	(109,075,759)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	6,182,100	9,206,109
Total Liabilities and Shareholders’ Equity	8,502,292	11,822,782

Table 2. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS UNAUDITED

Expressed in U.S. Dollars

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Expressed in U.S. Dollars

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	$	$	$	$
Sales	1,111,707	1,240,200	2,376,345	2,142,062
Cost of sales	650,813	916,058	1,422,038	1,796,678
Gross profit	460,894	324,142	954,307	345,384

Operating Expenses
Research and development and patents	1,060,367	609,791	1,831,547	1,901,884
General and administrative	1,553,583	1,363,958	2,975,509	2,662,689
Amortization and depreciation	53,202	55,234	107,781	110,066
Foreign exchange loss	47,753	(59,896)	28,443	(11,439)
Total operating expenses	2,714,905	1,969,087	4,943,280	4,663,200

Other Income (Expense)
Interest and other income	30,536	166,760	87,630	302,803
Finance expense	(351,549)	-	(351,549)	-
Loss before income taxes	(2,575,024)	(1,478,185)	(4,252,892)	(4,015,013)

Tax expense	-	-	-	-
Net loss for the period	(2,575,024)	(1,478,185)	(4,252,892)	(4,015,013)

Net loss per share for the period
Basic and diluted	(3.64)	(3.71)	(6.43)	(14.21)
Weighted average outstanding common shares
Basic and diluted	706,546	398,673	661,052	282,541

Table 3. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS UNAUDITED

Expressed in U.S. Dollars

InMed Pharmaceuticals Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
For the Six Months December 31, 2024 and 2023
Expressed in U.S. Dollars

	December 31,	December 31,
	2024	2023
	$	$
Cash provided by (used in):

Operating Activities
Net loss	(4,252,892)	(4,015,013)
Items not requiring cash:
Amortization and depreciation	107,781	110,063
Share-based compensation	52,123	43,455
Amortization of right-of-use assets	166,277	191,909
Interest income received on short-term investments	(874)	(1,019)
Unrealized foreign exchange loss	20,338	978
Inventory write-down	-	263,404
Payments on lease obligations	(203,924)	(193,109)
Bad debts	-
Finance expense
Warrant modification expense	-
Changes in operating assets and liabilities:
Inventories	140,968	608,113
Prepaids and other currents assets	(166,237)	(614,944)
Other non-current assets	-	4,908
Accounts receivable	90,269	(112,470)
Accounts payable and accrued liabilities	(282,777)	(321,106)
Deferred rent	-	12,485
Total cash used in operating activities	(4,328,948)	(4,022,346)

Investing Activities
Sale of short-term investments	24,002	21,317
Purchase of short-term investments	(24,002)	(21,317)
Purchase of property and equipment	-	(9,291)
Total cash (used in) by investing activities	-	(9,291)

Financing Activities
Proceeds from private placement net of issuance costs	1,426,216	5,216,193
Share issuance costs	(249,456)	(562,151)
Total cash provided by financing activities	1,176,760	4,654,042

Increase in cash during the period	(3,152,188)	622,405
Cash and cash equivalents beginning of the period	6,571,610	8,912,517
Cash and cash equivalents end of the period	3,419,422	9,534,922

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Fair value of warrant modification recorded as equity issuance costs	$-	3,508,749
Preferred investment options to its placement agent	$-	325,699
Recognition of Right-of-use asset and corresponding operating lease liability	$187,223	$968,376

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about; the efficacy of INM-901, INM-901’s ability to treat Alzheimer’s, marketability and uses for INM-901, the results of further studies into INM-901 and acceleration of the development of InMed’s Alzheimer’s program; the efficacy of INM-089, INM-089’s ability to treat AMD, marketability and uses for INM-089, the results of further studies into INM-089 and the further development of InMed’s AMD program; potential to improve margins over time; expectations that the Company’s cash will be sufficient to fund its planned operating expenses and capital expenditures requirements to the end of the second quarter of calendar year 2025.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K, in Item 1A. of the Quarterly Report for the period ended December 31, 2024, and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.